Exhibit 10.1

4TH AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

(Remodulin®)

THIS 4TH AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this “Fourth Amendment”) is made and effective this 1st Day of April, 2017 (the “Fourth Amendment Effective Date”), by and among Accredo Health Group, Inc., a Delaware corporation having offices at 6272 Lee Vista Boulevard, Orlando FL, 32822, (“Accredo”), United Therapeutics Corporation, a Delaware corporation, having offices at 1040 Spring Street, Silver Spring, Maryland (“UT”), and Priority Healthcare Distribution, Inc., doing business as CuraScript SD Specialty Distribution, a Florida corporation with offices at 255 Technology Park, Lake Mary, Florida, 32746 (“SD”). SD and Accredo are collectively referred to herein as the “Distributor”.

WHEREAS, UT and Distributor are parties to that certain Amended and Restated Distribution Agreement dated February 21, 2011 (the “Agreement”), which relates to the distribution of Remodulin® (treprostinil) Injection;

WHEREAS, the Parties wish to amend the Agreement as provided herein;

WHEREAS, pursuant to Section 18.4 of the Agreement, the Agreement may be amended by the parties by a written instrument signed by a duly authorized representative of each of the Parties; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.0       Defined Terms.

1.1       Section 1.1 of the Agreement is hereby amended to add a new defined term “Diluent” as set forth below:

“Diluent” shall mean Remodulin Diluent NDC 66302-150-50, available in 50mL vials and provided as part of any dispensing of UT Product for intravenous use.  Diluent is designed solely for use with and as part of UT Product and does not have any independent value.

1.2       The Agreement is hereby amended to replace the definition of “UT Product” and “Product” at Section 1.1(w) as follows:

“UT Product” or “Product” shall mean Remodulin® (treprostinil) Injection, a pharmaceutical product administered subcutaneously and intravenously only for the treatment of PAH to be marketed in the Territory under the barnd name REMODULIN®. In addition, Diluent is considered part of “UT Product” or “Product” when dispensed for intravenous use.

2.0       Diluent Dispensing Activities.  The Agreement is hereby amended to add an additional Section 4.12 (j) as set forth below.

“(j) Diluent Dispensing.  The Parties agree to make available and/or dispense Diluent as part of shipments of UT Product for intravenous use as set forth below.

(i)                                     DISTRIBUTOR will maintain adequate inventory of Diluent as mutually considered by the Parties to be sufficient to meet Customers’ anticipated demands in conjunction with the intravenous use of UT Product, as set forth in Section 4.7.

(ii)                                  DISTRIBUTOR will dispense and/or make available Diluent on as necessary and appropriate for the applicable site of service.  DISTRIBUTOR acknowledges and agrees that Diluent is being provided solely for use as part of UT Product and will notify Customers at the time of dispensing that Diluent is being provided solely as part of UT Product for intravenous use, and not for any other use.  Further, neither Distributor nor Customer shall charge or seek reimbursement from patients, Customers or any other third parties for any Diluent provided.

(iii)                               DISTRIBUTOR represents and warrants that Diluent will not be used for any unrelated purposes.”

UT has determined that it will provide Diluent to DISTRIBUTOR, and other distributors of Remodulin®, at no cost, for purposes of use solely as a part of UT Product for intravenous use.  UT deems the Diluent to have no independent value apart from the Remodulin®. UT is responsible for any applicable price and cost reporting associated with providing the Diluent at no cost.”

3.0       Attachment A —Prices.  Attachment A is hereby amended to delete the last row of the table thereon, referencing “Remodulin Diluent”.

4.0       COUNTERPARTS. This Amendment may be executed in any number of counterparts and via facsimile, email or other electronic form of transmission, and each of such counterparts shall for all purposes be deemed original, and all such counterparts shall together constitute one and the same instrument.

5.0       EFFECT OF AMENDMENT.  Except as specifically amended hereby or by any previous amendments duly executed in accordance with the Agreement, all other terms and conditions of the Agreement remain in full force and effect. To the extent that any of the terms in the underlying agreement are inconsistent with the terms of this Amendment, the terms of this Amendment shall control.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the Fourth Amendment Effective Date set forth above by their duly authorized representatives.

ACCREDO HEALTH GROUP, INC.		UNITED THERAPEUTICS CORPORATION

By:	/s/ Elizabeth Newport	By:	/s/ Kevin Gray

Name:	Elizabeth Newport	Name:	Kevin Gray

Title:	VP	Title:	SVP, Strategic Operations

Date:	4/20/17	Date:	April 21, 2017

PRIORITY HEALTHCARE DISTRIBUTION, INC.

By:	/s/ Earl English

Name:	Earl English

Title:	President

Date:	4/20/17